Exhibit 10.10

AGREEMENT AND AMENDMENT

TO

STOCK SUBSCRIPTION AGREEMENT

This AGREEMENT AND AMENDMENT TO STOCK SUBSCRIPTION AGREEMENT (the “Amendment”) is made and entered into this 14th day of April, 2010, by and between First Michigan Bancorp, Inc., a Michigan corporation (the “Company”) and the subscribers (the “Subscribers”) identified on the signature pages of this Amendment.  The Company and the Subscribers are sometimes referred to herein collectively as the “Parties.”

W I T N E S S E T H :

WHEREAS, the Company and the Subscribers are parties to a Stock Subscription Agreement, dated as of March 29, 2010 (the “Original Agreement”), pursuant to which the Company shall issue and sell to the Subscribers, and the Subscribers shall purchase from the Company on the Closing Date, shares of Common Stock in the aggregate numbers indicated below the Subscribers’ names on the signature pages of the Original Agreement (subject to adjustment as provided in the Original Agreement) and Warrants at the Closing of the Private Placement, which Closing shall occur following the acceptance of a Bid by the FDIC; and

WHEREAS, the Company and the Subscribers desire to amend the Original Agreement to, among other things, (i) update the aggregate gross proceeds to the Company from the Subscribers and the Investors together in the Private Placement, (ii) update certain disclosures, and (iii) clarify the language contained in the description of the post-closing preemptive right.

NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Subscribers hereby agree as follows:

1.                                      Definitions.  All capitalized terms not otherwise defined herein shall have the meanings provided in the Original Agreement.

2.                                      Amendments to Original Agreement.  The Original Agreement is hereby amended and modified as follows:

2.1                               Amendment to Paragraph C of the Whereas Recitals.  Paragraph C, The Subscription, of Whereas Recitals in the Original Agreement is hereby amended by adding the following at the end thereof:

For the avoidance of doubt, the term “Purchased Shares” does not include shares of Common Stock issuable upon the exercise of the Warrants, and it is the intent of the parties that immediately following the Closing, the Subscribers shall collectively own (i) shares of Common Stock representing 20.9% of an amount equal to the sum of (x) the number of shares of Common Stock outstanding after giving effect to the Private Placement and (y) the number of shares of Common Stock issuable upon the exercise of the Warrants (the sum of (x) and (y), the “Pro Forma Reference Shares”) and (ii) warrants to purchase shares of Common Stock representing 4.0% of the Pro Forma Reference Shares.

2.2                               Amendment to Paragraph D of the Whereas Recitals.  Paragraph D, Offering Proceeds, of the Whereas Recitals in the Original Agreement is hereby amended by deleting Paragraph D in its entirety and replacing it with the following:

D.                                    Offering Proceeds.  The aggregate gross proceeds to the Company from the Subscribers and the Investors together in the Private Placement (the “Aggregate Gross Proceeds”) shall be the minimum amount of the capital required by the FDIC to be contributed to the Bank (as defined below) in order for the Bank to acquire the Target Banks, plus the amount required for payment of all expenses for the Private Placement, including in connection with this Agreement (the “Minimum Capital”); provided, however, that if the Minimum Capital is less than $200,000,000 and the amount funded by the Subscribers and the Investors together into escrow exceeds the Minimum Capital, then the Aggregate Gross Proceeds shall equal the lesser of (i) $200,000,000 and (ii) the amount so funded into escrow; provided further that the Aggregate Gross Proceeds for a Closing in which amounts deposited in the Escrow Account on or in respect of the Initial Funding Date are released to the Company shall in no event exceed $200,000,000.

2.3                               Amendment to Section 1(b)(i).  Section 1(b)(i), Funding Date Notice, in the Original Agreement is hereby amended by deleting the first sentence and replacing it with the following:

For the initial Bid, within 24 hours of the execution of this Amendment (the “Initial Funding Date”), the Subscribers must deliver to the Escrow Agent an amount equal to the product of (A) the aggregate number of shares of Common Stock indicated below the Subscribers’ names on the signature pages to this Amendment and (B) $6.00 (the “Funding Amount”), and such delivery shall be made in accordance with the terms of Section 1(b)(ii).

2.4                               Amendment to Section 1(b)(ii).  Section 1(b)(ii), Funding Escrow, in the Original Agreement is hereby amended by deleting the definition of Escrow Agreement in the second sentence and replacing it with the following:

an Escrow Agreement with American Stock Transfer & Trust Company, LLC, as Escrow Agent (“Escrow Agent”), dated as of March 29, 2010 (the “Escrow Agreement”).

2.5                               Amendment to Section 1(c)(i)(B).  Section 1(c)(i)(B), Bid Data, in the Original Agreement is hereby amended by deleting the third to last sentence and replacing it with the following:

The FDIC will provide the Company with the “Intrinsic Loss Estimate” (as defined in the P&A Agreements), the final balance sheet and other information on the Target Banks required for the Company to prepare the Bid (“Final FDIC Information”).

2.6                               Amendment to Section 1(c)(i)(C).  Section 1(c)(i)(C), Funding Confirmation, in the Original Agreement is hereby amended by deleting the definition of Confirmation Date in the second sentence and replacing it with the following:

Within 24 hours of the execution of this Amendment

2.7                               Amendment to Sections 3(m)(ii)(A) and 3(m)(ii)(C).  Sections 3(m)(ii)(A) and 3(m)(ii)(C) in the Original Agreement are hereby amended by adding “except as set forth on Schedule 3(m)(ii)” at the beginning of each of these Sections.  The schedules to the Original Agreement are also amended by adding Schedule 3(m)(ii), a copy of which is attached hereto.

2.8                               Amendment to Section 4(g).  Section 4(g), Board Observer, in the Original Agreement is hereby amended by deleting all of the parentheticals in Section 4(g)(i) and Section 4(g)(ii) that say “(and any committee thereof)” or “(or any committee thereof)” and replacing all of such parentheticals with “(and any committees thereof on which the Board Representative serves).”

2.9                               Amendment to Section 4(i)(i).  Section 4(i)(i), under Post-Closing Preemptive Rights, in the Original Agreement is hereby amended by deleting Section 4(i)(i) in its entirety and replacing it with the following:

(i)                                     The Company shall provide written notice of such proposed New Issuance to the Subscribers no later than thirty (30) business days prior to the anticipated issuance date (the “Preemptive Rights Notice”).  Such Preemptive Rights Notice shall state that the Subscribers shall have the right to purchase for cash, at the price and on the same terms and conditions and at the same time as the New Issuance, such number of shares of Common Stock and/or Preferred Stock as is required to enable them to maintain their proportionate common stock-equivalent interest in the Company at the time of delivery of the Preemptive Rights Notice (the “Preemptive Amount”); provided, however, that, for a period of twelve (12) months from the Closing Date, the price per share of any Common Stock to be acquired by the Subscribers in connection with the exercise of their rights under this Section 4(i)(i) with respect to such New Issuance shall be not more than $6.00 (subject to equitable adjustment for any stock splits, reverse stock splits, stock dividends or similar recapitalization transactions occurring after the Closing) (the “Initial Price”); provided further, that the Initial Price shall only be available to the Subscribers in connection with one or more offerings of Common Stock pursuant to this Section 4(i)(i) up to a total offering amount equal to the difference between (A) $400,000,000 and (B) the Aggregate Gross Proceeds from the Private Placement (such difference, the “Excess Funding”), it being understood and agreed that in connection with any exercise of their rights under this Section 4(i)(i) in respect of offerings of Common Stock for an aggregate purchase price of up to the Excess Funding, the Subscribers shall receive warrant coverage on the same basis and terms as set forth in this Agreement and the Warrants.

The Preemptive Rights Notice shall set forth all material terms and conditions of the New Issuance, including the number of shares of Common Stock and/or Preferred Stock proposed to be issued, the issue price and the maximum number of shares that each Subscriber may purchase in the New Issuance pursuant to the immediately preceding sentence.

2.10                        Amendment to Section 7(o).  Section 7(o) in the Original Agreement is hereby amended by deleting Section 7(o) in its entirety and replacing it with the following:

(o)           The Company shall have received Aggregate Gross Proceeds from the Private Placement in an amount equal to the Minimum Capital; provided, however, that if the Minimum Capital is less than $200,000,000 and the amount funded by the Subscribers and the Investors together into escrow exceeds the Minimum Capital, then the Aggregate Gross Proceeds shall equal the lesser of (i) $200,000,000 and (ii) the amount so funded into escrow; provided further that the Aggregate Gross Proceeds for a Closing in which amounts deposited in the Escrow Account on or in respect of the Initial Funding Date are released to the Company shall in no event exceed $200,000,000.

3.                                      Additional Agreement.  Subscribers hereby acknowledge and agree that the acquisition of the Small Target Bank (as defined and disclosed on Schedule 3(m)(ii), attached hereto) was not and is not a breach of Section 4(l), Pre-Closing Conduct of the Company and the Bank, in the Original Agreement.

4.                                      Conflict of Terms.  In the event of a conflict or inconsistency between the terms, covenants, conditions and provisions of the Original Agreement and those of this Amendment, the terms, covenants, conditions and provisions of this Amendment shall control and govern the rights and obligations of the Parties.

5.                                      Ratification and Confirmation of the Original Agreement.  Except as modified hereby, the Original Agreement remains unchanged, and the terms and conditions of the Original Agreement, and the appendices, exhibits and schedules referenced therein, shall remain in full force and effect, and the Parties hereby ratify the terms and conditions thereof.  The Parties agree that they remain bound by the terms, covenants, conditions and provisions of the Original Agreement except as modified by this Amendment.

6.                                      Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.                                      Counterparts.  This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, signature.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FIRST MICHIGAN BANCORP, INC.

By:

Name:

Title:

[Remainder of page intentionally left blank.]

[Signature page for the Subscriber appears on the following page.]

Company Signature Page to Amendment to Stock Subscription Agreement

NAME OF SUBSCRIBER:

By:

Name:

Title:

Address:

Contact Name:

Telephone:

Facsimile:

E-mail:

Number of Common Shares:

Percentage Ownership:

Purchase Price Per Common Share: $6.00

Purchase Price: $

Tax ID No. (for entities):

Social Security Number
(for natural persons):

Information about Subscriber Representative:

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

Subscriber Signature Page to Amendment to Stock Subscription Agreement